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                                                                  EXECUTION COPY



                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                         OF JCP&L TRANSITION FUNDING LLC



                            Dated as of June 11, 2002

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I       DEFINITIONS....................................................1

SECTION 1.01    Capitalized Terms..............................................1
SECTION 1.02    Other Definitional Provisions..................................6


ARTICLE II      CONTINUATION OF THE LIMITED LIABILITY COMPANY..................6

SECTION 2.01    Continuation; Filings..........................................6
SECTION 2.02    Name and Office................................................7
SECTION 2.03    Business Purpose...............................................7
SECTION 2.04    Term...........................................................8
SECTION 2.05    No State Law Partnership.......................................8
SECTION 2.06    Authority of Member............................................8
SECTION 2.07    Liability to Third Parties.....................................8
SECTION 2.08    No Personal Liability of Any Member, Special Member,
                Manager, Etc...................................................8
SECTION 2.09    Separateness...................................................9
SECTION 2.10    Limited Liability and Bankruptcy Remoteness...................10


ARTICLE III     MANAGEMENT....................................................10

SECTION 3.01    Management by Managers........................................10
SECTION 3.02    Acts by Managers..............................................11
SECTION 3.03    Number and Qualifications.....................................11
SECTION 3.04    Independent Managers..........................................11
SECTION 3.05    Appointment and Vacancy.......................................12
SECTION 3.06    Term..........................................................12
SECTION 3.07    Removal.......................................................12
SECTION 3.08    Resignation...................................................12
SECTION 3.09    Place of Meetings of Managers.................................12
SECTION 3.10    Meetings of Managers..........................................12
SECTION 3.11    Quorum; Majority Vote.........................................13
SECTION 3.12    Methods of Voting; Proxies....................................13
SECTION 3.13    Actions Without a Meeting.....................................13
SECTION 3.14    Telephone and Similar Meetings................................13
SECTION 3.15    Managers......................................................13


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ARTICLE IV      OFFICERS......................................................14

SECTION 4.01    Designation; Term; Qualifications.............................14
SECTION 4.02    Removal and Resignation.......................................14
SECTION 4.03    Vacancies.....................................................14
SECTION 4.04    Compensation..................................................14


ARTICLE V       MEMBER........................................................14

SECTION 5.01    Powers........................................................14
SECTION 5.02    Compensation of Member........................................15
SECTION 5.03    Actions of Member.............................................15
SECTION 5.04    Control by Members............................................15
SECTION 5.05    Special Members...............................................15


ARTICLE VI      COMMON INTEREST...............................................16

SECTION 6.01    General.......................................................16
SECTION 6.02    Distributions.................................................16
SECTION 6.03    Rights on Dissolution and Winding Up..........................16
SECTION 6.04    Redemption....................................................17
SECTION 6.05    Voting Rights.................................................17


ARTICLE VII     ALLOCATIONS; DISTRIBUTIONS; EXPENSES; TAXES; BOOKS; REPORTS;
                AND BANK ACCOUNTS.............................................17

SECTION 7.01    Allocations...................................................17
SECTION 7.02    Distributions.................................................17
SECTION 7.03    Limitation Upon Distributions.................................17
SECTION 7.04    Expenses......................................................18
SECTION 7.05    Annual Tax Information........................................18
SECTION 7.06    Tax Matters...................................................18
SECTION 7.07    Maintenance of Books..........................................18
SECTION 7.08    Reports.......................................................18
SECTION 7.09    Bank and Investment Accounts..................................19


ARTICLE VIII    INDEMNIFICATION...............................................19

SECTION 8.01    Mandatory Indemnification of the Member, the Special Members
                and the Managers..............................................19
SECTION 8.02    Mandatory Advancement of Expenses.............................19
SECTION 8.03    Indemnification of Officers, Employees and Agents.............20
SECTION 8.04    Nonexclusivity of Rights......................................20
SECTION 8.05    Contract Rights...............................................21


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SECTION 8.06    Insurance.....................................................21
SECTION 8.07    Savings Clause................................................21
SECTION 8.08    Other Ventures................................................21
SECTION 8.09    Survival......................................................21


ARTICLE IX      MISCELLANEOUS PROVISIONS......................................21

SECTION 9.01    Offset........................................................21
SECTION 9.02    Notices.......................................................21
SECTION 9.03    Effect of Waiver or Consent...................................22
SECTION 9.04    Governing Law; Severability...................................22
SECTION 9.05    No Bankruptcy Petition; No Dissolution........................22
SECTION 9.06    Amendment.....................................................23
SECTION 9.07    Headings and Sections.........................................23
SECTION 9.08    Binding Agreement.............................................23
SECTION 9.09    Dissolution...................................................23


SCHEDULE A:  SCHEDULE OF CAPITAL CONTRIBUTIONS OF MEMBER.....................A-1
SCHEDULE B:  CERTIFICATE OF COMMON INTEREST..................................B-1
SCHEDULE C:  MANAGERS........................................................C-1
SCHEDULE D:  OFFICERS........................................................D-1


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                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          JCP&L TRANSITION FUNDING LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY


         AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of June 11, 2002 (as it may be further amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), of JCP&L TRANSITION FUNDING LLC, a Delaware limited liability company (the "Company"), having its principal office c/o GPU Service, Inc., 76 South Main Street, Akron, Ohio 44308.

         WHEREAS, the Company was formed as a Delaware limited liability company
(i) by the filing of a Certificate of Formation of the Company with the Secretary of State of the State of Delaware on February 24, 2000 and (ii) by the entering into of a Limited Liability Company Agreement, dated as of February 24, 2000 (the "Original LLC Agreement"); and

         WHEREAS, the Original LLC Agreement was amended by that certain Assignment and Amendment Agreement, dated as of February 19, 2002 (the "Amendment"), pursuant to which Jersey Central Power & Light Company became the sole member of the Company; and

         WHEREAS, this Agreement amends and restates the Original LLC Agreement as amended by the Amendment in all respects, and from and after the date hereof constitutes the governing instrument of the Company;

         NOW THEREFORE, the Member (as defined below) hereby amends and restates the Original LLC Agreement as follows:

                                   ARTICLE I
                                   DEFINITIONS

         SECTION 1.01 Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Administration Agreement" shall mean the Administration Agreement, to be dated on or about June 11, 2002, between the Company and GPU Service, Inc., as administrator (or any successor to GPU Service, Inc.), as the same may be amended or supplemented from time to time.

         "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


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         "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

         "Amendment" shall have the meaning set forth in the third paragraph of this Agreement.

         "Bankruptcy" shall mean, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within ninety days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or if within ninety days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the LLC Act.

         "Basic Documents" shall mean this Agreement, the Certificate of Formation, the Sale Agreement, any Bills of Sale, the Servicing Agreement, the Administration Agreement, any Interest Rate Swap Agreement, the Indenture, the Underwriting Agreement and the Independent Manager Agreements, each as may be amended or supplemented from time to time.

         "Bill of Sale" shall mean any bill of sale, issued by JCP&L to the Company, pursuant to the Sale Agreement, evidencing the sale of Bondable Transition Property by JCP&L to the Company.

         "Bondable Transition Property" shall have the meaning assigned to such term in the Competition Act and the Financing Order.

         "BPU" shall mean the New Jersey Board of Public Utilities or its successor.

         "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in New York, New York, are required or authorized by law or executive order to close.

         "Certificate of Formation" shall mean the Certificate of Formation of the Company as filed in accordance with the LLC Act with the Secretary of State of the State of Delaware on February 24, 2000, as the same may be amended, supplemented or otherwise modified and in effect from time to time.


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         "Class" shall mean, with respect to any Series, any one of the classes of Transition Bonds of that Series, as specified in the Series Supplement for that Series.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         "Common Interest" shall mean the limited liability company interest of the Member in the Company as described in Article VI. The Company shall have one class of Common Interest.

         "Company" shall have the meaning set forth in the first paragraph of this Agreement.

         "Competition Act" shall mean the Electric Discount and Energy Competition Act, New Jersey Statutes Annotated, Title 48, Chapter 3, Article 7.

         "Covered Persons" shall have the meaning set forth in Section 2.08(b).

         "Financing Order" shall mean the bondable stranded costs rate order issued by the BPU on February 6, 2002, as amended or supplemented from time to time, pursuant to the Competition Act.

         "FirstEnergy" shall mean FirstEnergy Corp., a holding company registered under the Public Utility Holding Company Act of 1935, as amended, the parent of JCP&L and the indirect parent of the Company.

         "Fiscal Year" shall mean, unless the Managers shall at any time determine otherwise pursuant to the requirements of the Code, the fiscal year of the Member.

         "GAAP" shall mean the generally accepted accounting principles of the United States promulgated or adopted by the Financial Accounting Standards Board and its successors from time to time.

         "Governmental Authority" shall mean any federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

         "Indenture" shall mean the Indenture, to be dated on or about June 11, 2002, between the Company and the Trustee, as the same may be amended or supplemented from time to time, and shall include each Series Supplement and the forms and terms of the Transition Bonds established thereunder.

         "Independent Manager" shall mean, with respect to the Company, a Manager who is not, and within the previous five years was not (except solely by virtue of such Person's serving as, or being an Affiliate of any other Person serving as, an independent director or manager, as applicable, of any bankruptcy-remote special purpose entity that is an Affiliate of JCP&L or the Company), (i) a stockholder, member, partner, director, officer, employee, Affiliate, customer, supplier, creditor or independent contractor of, or any Person, except for Entity Services Group, L.L.C., its agents and employees, and


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any successor entity thereof, that has received any benefit in any form whatever from (other than in such Manager's capacity as a ratepayer or customer of JCP&L in the ordinary course of business), or any Person that has provided any service in any form whatsoever to, or any major creditor (or any Affiliate of any major creditor) of, the Company, JCP&L, or any of their Affiliates, (ii) any Person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of the Company, JCP&L or any of their Affiliates, or of any major creditor (or any Affiliate of any major creditor) of any of the foregoing, or a stockholder, member, partner, director, officer, employee, Affiliate, customer, supplier, creditor or independent contractor of, or any Person that has received any benefit in any form whatever from (other than in such Person's capacity as a ratepayer or customer of JCP&L in the ordinary course of business), or any Person that has provided any service in any form whatever to, such beneficial owner or any of such beneficial owner's Affiliates, or (iii) a member of the immediate family of any person described above; provided, that the indirect or beneficial ownership of stock through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Manager. For purposes of this definition, "major creditor" shall mean a Person to which the Company, JCP&L or any of their Affiliates has outstanding indebtedness for borrowed money or credit on open account in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Manager adversely to the interests of the Company when the interests of that Person are adverse to those of the Company.

         "Independent Manager Agreement" shall mean any agreement by and between any Independent Manager of the Company and the Company including the Agreement, dated as of June 11, 2002 between the Company and Mary S. Stawikey and the Agreement, dated as of June 2002, by and between the Company and Pamela A. Jasinski.

         "JCP&L" shall mean Jersey Central Power & Light Company, a New Jersey corporation, or its successor.

         "LLC Act" shall mean the Delaware Limited Liability Company Act, as amended, as in effect on the date hereof (currently Chapter 18 of Title 6, Sections 18-101 through 18-1109 of the Delaware Code) and as it may be amended hereafter, from time to time.

         "Manager" shall mean any manager of the Company, including the Independent Managers.

         "Member" shall mean JCP&L, in its capacity as sole member in the Company under this Agreement, or any successor thereto as a member pursuant to
Article VI; provided, however, the term "Member" shall not include the Special Members.

         "Original LLC Agreement" shall have the meaning set forth in the second paragraph of this Agreement.


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         "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or Governmental Authority.

         "Proceeding" shall have the meaning set forth in Section 8.01.

         "Rating Agency" shall mean, as of any date, any rating agency rating the Transition Bonds of any Class or Series at the time of issuance thereof at the request of the Company. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Company, notice of which designation shall be given to the Trustee, the Member and JCP&L as servicer.

         "Sale Agreement" shall mean the Bondable Transition Property Sale Agreement, dated on or about, June 11, 2002, between JCP&L, as seller, and the Company, as the same may be amended or supplemented from time to time.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

         "Series" shall mean each series of Transition Bonds issued and authenticated pursuant to the Indenture as specified in the Series Supplement therefor.

         "Series Supplement" shall mean an indenture supplemental to the Indenture that authorizes a particular Series of Transition Bonds, as the same may be amended or supplemented from time to time.

         "Servicing Agreement" shall mean the Bondable Transition Property Servicing Agreement, to be dated on or about June 11, 2002, between the Company and JCP&L, as servicer, as the same may be amended or supplemented from time to time.

         "Special Member" shall have the meaning set forth in Section 5.05. A "Special Member" shall have the rights and duties expressly set forth in this Agreement.

         "State" shall mean any one of the fifty states of the United States of America or the District of Columbia.

         "Supplement" shall mean a supplement to the Indenture complying (to the extent applicable) with the terms of Article IX of the Indenture.

         "Transition Bonds" shall have the meaning set forth in Section 2.03(a).

         "Trustee" shall mean the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.


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         "Underwriting Agreement" shall mean the Underwriting Agreement, dated
June 4, 2002, between JCP&L, the Company and Goldman, Sachs & Co., on behalf of itself and as representative of the several underwriters listed therein.

         SECTION 1.02  Other Definitional Provisions.

         (a) Unless otherwise defined herein, all capitalized terms herein shall have the meanings ascribed thereto in the Indenture.

         (b) All terms in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (d) The words "hereof," "herein," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article and Section references contained in this Agreement are references to Articles and Sections in this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

         (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

         (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II
                  CONTINUATION OF THE LIMITED LIABILITY COMPANY

         SECTION 2.01 Continuation; Filings. Pursuant to the LLC Act and in accordance with the further terms and provisions hereof, the Member hereby continues the Company as a limited liability company. The Certificate of Formation has been duly executed and filed with the Secretary of State of the State of Delaware by Bernard J. Kelley as an authorized person within the meaning of the LLC Act. Upon such filing, his powers as an "authorized person" ceased. The Member, as an authorized person, shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents, and shall do or cause to be done all such filing, recording, publishing and other acts, in each case, as may be necessary or appropriate from


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time to time to comply with all applicable requirements for the formation and/or operation and, when appropriate, termination of a limited liability company in the State of Delaware and all other jurisdictions where the Company shall desire to conduct its business.

         SECTION 2.02  Name and Office.

         (a) The name of the Company shall be "JCP&L Transition Funding LLC". All business of the Company shall be conducted in such name and all contracts, property and other assets of the Company shall be held in that name and the Member shall not have any ownership interests in such contracts, property or other assets in its individual name.

         (b) The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, 19801. The name of the Company's registered agent at that address is Corporation Service Company.

         (c) The Company may also have offices at such other places both within and without the State of Delaware as the Member may from time to time determine.

         SECTION 2.03 Business Purpose.

         (a) The nature of the business or purpose to be conducted or promoted by the Company is to engage exclusively in the following business and financial activities:

                (i) to authorize, issue, sell and deliver one or more Series or Classes of transition bonds ("Transition Bonds") under the Indenture and, in connection therewith, to execute and deliver Supplements, including Supplements providing for the issuance of additional Series of Transition Bonds, each as permitted by and in accordance with the terms of the Indenture;

                (ii) to purchase and hold Bondable Transition Property and pledge the same to the Trustee pursuant to the terms and conditions of the Basic Documents;

                (iii) to negotiate, authorize, execute, deliver, assume the obligations under, and perform, any agreement or instrument or document relating to the activities set forth in subclauses (i) and (ii) above, including but not limited to agreements with third-party credit enhancers and additional swap or hedge agreement counterparties relating to any Series of Transition Bonds; provided, that each party to any such agreement with the Company shall covenant that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of any Series of the Transition Bonds and any other amounts owed under the Indenture, including, without limitation, any amounts owed to third-party credit enhancers, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company; and provided, further, that the Company shall be


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permitted to incur additional indebtedness or other liabilities payable to service providers in the ordinary course of business in connection with the foregoing activities; and

                (iv) to engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

         (b) Notwithstanding anything in this Agreement to the contrary, the Company, and any officer or Manager of the Company, has authority to enter into and perform the Basic Documents.

         SECTION 2.04 Term. The term of the Company shall continue until the Company is dissolved and liquidated in accordance with the LLC Act, subject to Sections 6.03, 9.05 and 9.09. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation in accordance with the LLC Act.

         SECTION 2.05 No State Law Partnership. The Member and the Special Members intend that the Company shall not be a partnership (including, without limitation, a general partnership or a limited partnership) or joint venture, and that neither the Member, any Special Member nor any Manager shall be a partner or joint venturer of the Member, any Special Member or any Manager with respect to the business of the Company for any purposes, and this Agreement shall not be construed to suggest otherwise.

         SECTION 2.06 Authority of Member. Subject to Section 3.04, the Member, acting in such capacity, shall have the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures, debts, liabilities or obligations on behalf of the Company.

         SECTION 2.07 Liability to Third Parties. Except as otherwise expressly provided by the LLC Act, neither the Member, any Special Member nor any Manager shall be liable for the debts, obligations or liabilities of the Company (whether arising in contract, tort or otherwise), including, without limitation, under a judgment, decree or order of a court, by reason of being the Member or acting as a Special Member or Manager of the Company.

         SECTION 2.08 No Personal Liability of Any Member, Special Member, Manager, Etc.

         (a) Except as otherwise expressly provided by the LLC Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor any Special Member nor any Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Manager.

         (b) Neither the Member nor any Special Member nor any officer, Manager, employee or agent of the Company, nor any employee, agent or Affiliate of the Member, a Manager or a Special Member (collectively, the "Covered Persons") shall be liable to the Company or the Member, any Special Member or any Manager for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the


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Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any loss, damage or claim incurred by reason of such Covered Person's gross negligence and/or willful misconduct, and except that a Manager shall be liable for (i) liabilities arising from the failure by such Manager to perform obligations expressly undertaken by it in this Agreement and (ii) taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by such Manager in connection with the transactions described in this Agreement.

         SECTION 2.09 Separateness. Except for financial reporting purposes (to the extent required by GAAP) and for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and corporation business tax purposes, the Member and the Managers shall take all steps necessary to continue the identity of the Company as a separate legal entity and to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of the Member, Affiliates of the Member or any other Person, and that the Company is not a division of any of the Affiliates of the Company or any other Person. In that regard, and without limiting the foregoing in any manner:

         (a) Except as provided in the Basic Documents, the funds and other assets of the Company shall not be commingled with those of any other Person, and the Company shall maintain its accounts separate from the Member and any other Person.

         (b) The Company shall not hold itself out as being liable for the debts of any other Person, and shall conduct its own business in its own name.

         (c) The Company shall not form, or cause to be formed, any subsidiaries.

         (d) The Company shall act solely in its limited liability company name and through its duly authorized Member, Special Members, Managers, officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity or assets with which they are concerned.

         (e) The Company shall maintain separate records, books of account and financial statements, and shall not commingle its records and books of account with the records and books of account of any other entity or the Member.

         (f) The Managers shall hold appropriate meetings to authorize all of its limited liability company actions, which meetings may be held by telephone conference call or by electronic transmission. The Company shall observe all formalities required by this Agreement.

         (g) The Company shall at all times ensure that its capitalization is adequate in light of its business and purpose.

         (h) Neither the Member, any Special Member nor any Manager shall guarantee, become liable on or hold itself out as being liable for the debts of the Company. The Company shall not guarantee or become obligated for the debts of the Member, any Special Member or any Manager, any Affiliate thereof or any other Person, or otherwise hold out its credit as being available to satisfy the


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obligations of the Member, any Special Member, any Manager or any other Person, shall not pledge its assets for the benefit of any Person other than the Trustee, shall not make loans or advances to any Person, and shall not acquire obligations or securities of the Member, any Special Member, any Manager or any Affiliate thereof.

         (i) The Company shall pay its own liabilities out of its own funds, including fees and expenses of the Administrator pursuant to the Administration Agreement and the Servicer pursuant to the Servicing Agreement.

         (j) The Company shall maintain an arm's-length relationship with its Affiliates.

         (k) The Company shall allocate fairly and reasonably any overhead for office space shared with the Member, any Special Member or any Manager.

         (l) The Company shall use its own separate stationery, invoices, checks and other business forms.

         (m) The Company shall correct any known misunderstanding regarding its separate identity.

         Failure of the Company, the Member, any Special Member or any Manager on behalf of the Company to comply with any of the foregoing covenants or any of the covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member, any Special Member or any Manager.

         SECTION 2.10 Limited Liability and Bankruptcy Remoteness. Without limiting the generality of Section 2.09, the Company shall be operated in such a manner as the Managers deem reasonable and necessary or appropriate to preserve

         (a) the limited liability of JCP&L (or its successor) as the Member in the Company and the limited liability of the Special Members,

         (b) the separateness of the Company from the business of JCP&L (or its successor), as the Member of the Company, or any other Affiliate thereof and

         (c) until the expiration of the period of one year and one day specified in Section 9.05, the bankruptcy-remote status of the Company.

                                  ARTICLE III
                                   MANAGEMENT

         SECTION 3.01 Management by Managers. Subject to Section 5.01, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers.

         SECTION 3.02  Acts by Managers.

         (a) The Managers shall be obliged to devote only as much of their time to the Company's business as shall be reasonably required in light of the Company's business and objectives. A Manager shall perform his or her duties as a Manager in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

         (b) Every Manager is an agent of the Company for the purpose of its business, and the act of every Manager, including the execution in the name of the Company of any instrument for carrying on the business of the Company, binds the Company, unless such act is in contravention of this Agreement or unless the Manager so acting otherwise lacks the authority to act for the Company and the Person with whom he or she is dealing has knowledge of the fact that he or she has no such authority.

         (c) The Managers shall have the right and authority to take all actions which the Managers deem necessary, useful or appropriate for the day-to-day management and conduct of the Company's business.

         (d) The Managers may exercise all powers of the Company and do all such lawful acts and things as are not by the LLC Act, other applicable law or this Agreement directed or required to be exercised or done by the Member. Except as provided in Section 2.03(b), all instruments, contracts, agreements and documents providing for the acquisition or disposition of property of the Company shall be valid and binding on the Company if executed by one or more of the Managers. All instruments, contracts, agreements and documents of whatsoever type executed on behalf of the Company shall be executed in the name of the Company by one or more Managers.

         SECTION 3.03 Number and Qualifications. The number of Managers of the Company shall not be less than five, as may be determined by the Member from time to time, but no decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager.

         SECTION 3.04  Independent Managers.

         (a) The Company shall have at all times at least two individuals who are each Independent Managers. The Independent Managers may not delegate their duties, authorities or responsibilities hereunder. If any Independent Manager resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the Managers shall be taken until a successor Independent Manager is appointed by the Member and qualifies and approves such action.

         (b) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, any Special Member, any Manager or any other Person, the Company shall not, and neither the Member nor any Special Member, Manager nor any other Person on behalf of the Company shall, without the prior unanimous consent of the Managers, including each of the Independent Managers, do any of the following: (i) engage in any business or activity other than those set forth in Article II; (ii) except as provided in the Basic Documents or the Underwriting Agreement, incur any indebtedness, other than the Transition Bonds, obligations under agreements with third party credit enhancers and swap or hedge agreement counterparties relating to any Series of Transition Bonds and ordinary course expenses as set forth in
Article II, or assume or guarantee any indebtedness of any other entity; (iii) make a general assignment for the benefit of creditors; (iv) file a petition commencing a voluntary bankruptcy case; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (vi) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Company in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of the Company or of the Company's assets or any substantial portion thereof; (vii) seek, consent to or acquiesce in the appointment of a trustee, receiver or liquidator of the Company or of all or any substantial part of the Company's assets; (viii) consolidate, convert or merge with or into any other entity or convey or transfer substantially all of the Company's properties and assets substantially as an entirety to any entity; or (ix) amend this Agreement or take any action in furtherance of any such action. With regard to any action contemplated by the preceding sentence, or with regard to any action taken or determination made at any time when the Company is insolvent, each Manager will, to the fullest extent permitted by law, owe its primary fiduciary duty to the Company (including the creditors of the Company).

         SECTION 3.05 Appointment and Vacancy. The Member will appoint each Manager, including any Manager to be appointed by reason of an increase in the number of Managers.

         SECTION 3.06 Term. Each Manager shall hold office until his or her successor shall be selected by the Member and qualified, or until his or her earlier death, resignation or removal as provided in this Agreement.

         SECTION 3.07 Removal. Subject to Section 3.04(a) and Section 3.15, the Member may remove, with or without cause, any Manager.

         SECTION 3.08 Resignation. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the remaining Managers; provided, that the resignation of an Independent Manager shall not be effective until a replacement Independent Manager has been appointed. The acceptance of a resignation shall not be necessary to make it effective, unless so expressly provided in the resignation.

         SECTION 3.09 Place of Meetings of Managers. Any meetings of the Managers may be held either within or without the State of Delaware at such place or places as shall be determined from time to time by resolution of the Managers.

         SECTION 3.10 Meetings of Managers. Meetings of the Managers may be held when called by any Manager or Managers. The Manager or Managers calling any meeting shall cause notice to be given of such meeting, including therein the time, date and place of such meeting, to each Manager at least two Business Days before such meeting. The business to be transacted at, or the purpose of, any meeting of the Managers shall be specified in the notice or waiver of notice of any such meeting. If fewer than all of the Managers are present in person, by telephone or by proxy, business transacted at any such meeting shall be confined to the business or purposes specifically stated in the notice or waiver of notice of such meeting.

         SECTION 3.11 Quorum; Majority Vote. At all meetings of the Managers, the presence in person, by telephone or by proxy of a majority of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by this Agreement or by law. The act of a majority of the Managers present in person, by telephone, electronic transmission or by proxy at a meeting at which a quorum is present in person, by telephone, electronic transmission or by proxy shall be the act of the Managers, except as otherwise provided by law or this Agreement. If a quorum shall not be present in person, by telephone, electronic transmission or by proxy at any meeting of the Managers, the Managers present in person, by telephone, electronic transmission or by proxy at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present in person, by telephone, electronic transmission or by proxy.

         SECTION 3.12 Methods of Voting; Proxies. A Manager may vote either in person, by telephone, electronic transmission or by proxy executed in writing by the Manager; provided, that the Person designated to act as proxy for an Independent Manager must be an Independent Manager.

         SECTION 3.13 Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Managers may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the Managers having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers entitled to vote on the action were present and voted. Copies of any such consents shall be filed with the minutes and permanent records of the Company.

         SECTION 3.14 Telephone and Similar Meetings. The Managers, or members of any committee thereof, may participate in and hold meetings by means of conference telephone, electronic transmission or similar communications equipment, by means of which all persons participating in the meeting can hear each other. Such participation in any such meeting shall constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

         SECTION 3.15 Managers. The Member and each Manager shall take all actions necessary from time to time to ensure that at all times the number of Managers shall not be less than five; provided, however, that pursuant to
Section 3.04, the Company shall at all times have at least two Independent Managers. The Managers upon the execution of this Agreement shall be Anthony J. Alexander, H. Peter Burg and Richard H. Marsh, and Mary S. Stawikey and
Pamela A. Jasinski (who each will serve as an Independent Manager).

                                   ARTICLE IV
                                    OFFICERS

         SECTION 4.01 Designation; Term; Qualifications. The Managers may, from time to time, designate one or more Persons to be officers of the Company. Any officer so designated shall have such title and authority and perform such duties as the Managers may, from time to time, delegate to them. Each officer shall hold office for the term for which such officer is designated and until his or her successor shall be duly designated and shall qualify or until his or her death, resignation or removal as provided in this Agreement. Any Person may hold any number of offices. No officer need be a Manager, the Member, a Delaware resident, or a United States citizen. To the extent the Managers do not enumerate the powers and duties of an officer of the Company, such officers shall have the powers and duties of an officer with a comparable title of a corporation organized under the General Corporation Law of the State of Delaware. The persons identified on Schedule D are hereby designated the initial officers of the Company.

         SECTION 4.02 Removal and Resignation. Any officer of the Company may be removed as such, with or without cause, by the Managers at any time. Any officer of the Company may resign as such at any time upon written notice to the Company. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Managers.

         SECTION 4.03 Vacancies. Any vacancy occurring in any office of the Company may be filled by the Managers.

         SECTION 4.04 Compensation. The compensation, if any, of the officers of the Company shall be fixed from time to time by the Managers.

                                   ARTICLE V.
                                     MEMBER

         SECTION 5.01 Powers. Subject to the provisions of this Agreement and the LLC Act, all powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Member pursuant to Section 5.03. Pursuant to Section 3.01, the Member has delegated such powers to the Managers. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Member shall have the following powers, subject to Section 3.04 in all cases:

              First: To select and remove the Managers and prescribe such powers and duties for them as may be consistent with the LLC Act and other applicable law and this Agreement.

              Second: To conduct, manage and control the affairs and business of the Company, and to make such rules and regulations therefor consistent with the LLC Act and other applicable law and this Agreement.

              Third: To change the registered office of the Company in Delaware from one location to another; to fix and locate from time to time one or more other offices of the Company; and to designate any place within or without the State of Delaware for the conduct of the business of the Company.

         SECTION 5.02 Compensation of Member. The Company shall have authority to pay to the Member reasonable compensation for the Member's services to the Company. It is understood that the compensation paid to the Member under the provisions of this Section 5.02 shall be determined without regard to the income of the Company, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company and shall be considered as an operating expense of the Company.

         SECTION 5.03 Actions of Member. All actions of the Member may be taken by written resolution of the Member which shall be signed on behalf of the Member by an authorized officer of the Member and filed with the minutes and permanent records of the Company.

         SECTION 5.04 Control by Members. To the extent the Member takes any action with respect to the Company (including by means of its appointment of any individual Manager or its control or employment of any individual Manager in any other capacity), the Member, or any such Manager, as applicable, will act in good faith in accordance with the terms of this Agreement, and make decisions with respect to the business and daily operations of the Company independent of, and not dictated by, in the case of any such Manager, the Member, or in either case any Affiliate of the foregoing, and, to the fullest extent permitted by law, any such Manager shall bear a fiduciary duty to the Company (including its creditors) under the circumstances set forth in Section 3.04.

         SECTION 5.05 Special Members. Upon the occurrence of any event that causes the Member to cease to be a member of the Company other than a transfer by the Member of its limited liability company interest in the Company pursuant to Section 6.01 and the admission of a substitute Member pursuant to
Section 6.01, each person acting as an Independent Manager pursuant to Section
3.04 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a special member (a "Special Member") and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as a Special Member unless (a) a successor Special Member has been admitted to the Company as a Special Member by executing a counterpart to this Agreement and (b) such successor has also accepted its appointment as Independent Manager; provided, however, the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member appointed by the personal representative of the last Member that ceased to be a member of the Company. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the LLC Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the LLC Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member pursuant to this
Section 5.05, each person acting as an Independent Manager pursuant to Section
3.04 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as an Independent Manager pursuant to Section 3.04 shall not be a member of the Company.

                                   ARTICLE VI
                                 COMMON INTEREST

         SECTION 6.01 General. The Common Interest constitutes personal property and shall be freely transferable and assignable in whole but not in part upon registration of such transfer and assignment on the books of the Company in accordance with the procedures established for such purpose by the Managers of the Company. Immediately upon registration of the transfer and assignment of the Common Interest on the books of the Company and without the need for any other action by any Person, the transferee/assignee shall be and become the sole Member of the Company and shall have the rights and powers, and be subject to the restrictions and liabilities, of the Member under this Agreement and the LLC Act, and the transferor/assignor shall cease to be the Member, each as of the date of such registration. Notwithstanding the foregoing, the Common Interest may not be transferred unless each Rating Agency then rating the Transition Bonds of any Series or Class shall have confirmed in writing to the Trustee and the Company that such transfer will not result in a reduction or withdrawal of the then current rating by any such Rating Agency of any outstanding Series or Class of Transition Bonds. The Common Interest of the Member in the Company shall be evidenced by a certificate in substantially the form set forth in Schedule B hereto. Such certificate shall be executed on behalf of the Company by any duly appointed officer of the Company.

         SECTION 6.02 Distributions. The Member shall be entitled to receive, out of the assets of the Company legally available therefor, when, as and if declared by the Managers, distributions payable in cash in such amounts, if any, as the Managers shall declare. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Sections 18-607 or 18-804 of the LLC Act or any other applicable law or any Basic Document.

         SECTION 6.03  Rights on Dissolution and Winding Up.

         (a) In the event of any dissolution and winding up of the Company, the Member shall be entitled to all remaining assets of the Company available for distribution to the Member after satisfaction (whether by payment or reasonable provision for payment) of all liabilities, debts and obligations of the Company to creditors, as set forth in Section 18-804 of the LLC Act.

         (b) Neither the sale of all or substantially all of the property or business of the Company, nor the merger, conversion or consolidation of the

Company into or with another company or other entity, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purpose of this Section 6.03.

         (c) The commencement of a bankruptcy, insolvency, receivership or other similar proceeding by or against the Company, any Special Member or the Member shall not, by itself, result in the dissolution of the Company or in the cessation of the interest of the Member in the Company. The resignation of the Member or any Special Member or the dissolution of the Member or any Special Member shall not, by itself, constitute a dissolution of the Company.

         (d) Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within ninety days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

         (e) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or any Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company, and, upon the occurrence of such an event, the business of the Company shall continue without dissolution.

         SECTION 6.04  Redemption. The Common Interest shall not be redeemable.

         SECTION 6.05 Voting Rights. The Member shall have the sole right to vote on all matters as to which members of a limited liability company shall be entitled to vote pursuant to the LLC Act and other applicable law.

                                  ARTICLE VII
                      ALLOCATIONS; DISTRIBUTIONS; EXPENSES;
                    TAXES; BOOKS; REPORTS; AND BANK ACCOUNTS

         SECTION 7.01 Allocations. All items of income, gain, loss, deduction and credit of the Company for each Fiscal Year shall be allocated to the Member. Any credit available for federal income tax purposes shall be allocated to the Member in the same manner.

         SECTION 7.02 Distributions. All distributions shall be made to the Member from surplus funds. Except as provided in Section 7.03, all distributions shall be made in such amounts and at such times as determined by the Managers.

         SECTION 7.03 Limitation Upon Distributions. No distribution shall be declared and paid unless, after the distribution is made, the fair value of the Company assets is in excess of all liabilities of the Company and no default has occurred and is continuing under the Indenture or any Series of Transition Bonds then outstanding.

SECTION 7.04 Expenses. Except as otherwise provided in this Agreement, and subject to the provisions of the Basic Documents, the Company shall be responsible for all expenses and the allocation thereof including without limitation:

         (a) all expenses incurred by the Member or its Affiliates in organizing the Company;

         (b) all expenses related to the payment of the principal of and interest on the Transition Bonds issued by the Company;

         (c) all expenses related to the business of the Company and all routine administrative expenses of the Company, including any amounts payable under the Administration Agreement and the Servicing Agreement, the maintenance of books and records of the Company, and the preparation and dispatch to the Member of checks, financial reports, tax returns and notices required pursuant to this Agreement;

         (d) all expenses incurred in connection with any litigation or arbitration involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith;

         (e) all expenses for indemnity or contribution payable by the Company to any Person;

         (f) all expenses incurred in connection with the collection of amounts due to the Company from any Person;

         (g) all expenses incurred in connection with the preparation of amendments to this Agreement;

         (h) all expenses incurred in connection with the liquidation, dissolution and winding up of the Company; and

         (i) all expenses otherwise allocated in good faith to the Company by the Managers.

         SECTION 7.05 Annual Tax Information. The Managers shall cause the Company to deliver to the Member all information necessary for the preparation of the Member's federal or state income tax return.

         SECTION 7.06 Tax Matters. The Member shall communicate and negotiate with the Internal Revenue Service on any tax matter on behalf of the Member and the Company.

         SECTION 7.07 Maintenance of Books. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of the Member, the Managers and each committee of the Managers. The Fiscal Year shall be the accounting year of the Company.

         SECTION 7.08 Reports. Within sixty days following the end of each Fiscal Year during the term of the Company, the Managers shall cause to be furnished to the Member a balance sheet, an income statement and a statement of changes in the Member's capital account for, or as of the end of, that Fiscal Year. Such financial statements shall be prepared in accordance with the accounting method selected by the Managers consistently applied (except as therein noted), and shall be accompanied by an audit report from a nationally recognized accounting firm. The Managers also may cause to be prepared or delivered such other reports as they may deem appropriate. The Company shall bear the costs of all such financial statements and reports.

         SECTION 7.09 Bank and Investment Accounts. The Managers shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with such financial institutions and firms as the Managers determine.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         SECTION 8.01 Mandatory Indemnification of the Member, the Special Members and the Managers. Any Person who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed suit in equity, action at law or other judicial or administrative proceeding (hereafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person is or was the Member, a Special Member or a Manager, or by reason of the fact that the Member, such Special Member or such Manager is or was serving at the request of the Company as a member, director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, sole proprietorship, employee benefit plan or other enterprise, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment) against judgments, penalties (including, without limitation, excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys' fees) actually incurred by such Person in connection with such Proceeding; provided, that such judgments, penalties, settlements, fines or other expenses are not directly caused by the gross negligence and/or willful misconduct of such Person. It is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification for negligence or under theories of strict liability. Notwithstanding anything herein to the contrary, including the provisions of
Section 8.02, for so long as any Transition Bonds are outstanding, no payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity of the Member, Special Member or any Manager under this Article VIII shall be payable except out of funds available for payment of Company expenses as provided in the Indenture.

         SECTION 8.02 Mandatory Advancement of Expenses. Expenses incurred by a Person of the type entitled to be indemnified under Section 8.01 in defending any Proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the Proceeding, without any determination as to such Person's ultimate entitlement to indemnification under Section 8.01, upon receipt of a written affirmation by such Person of such Person's good faith belief that such Person has met the standard of conduct necessary for indemnification under this Agreement and a written undertaking by or on behalf of such Person to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in Section 8.01 or otherwise. The written undertaking shall be an unlimited general obligation of the Person but need not be secured and shall be accepted without reference to financial ability to make repayment.

         SECTION 8.03 Indemnification of Officers, Employees and Agents. The Company shall indemnify and pay and advance expenses to an officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and pay and advance expenses to the Member, any Special Member or any Manager under this Article VIII; and the Company shall indemnify and pay and advance expenses to any Person who is or was an officer, employee or agent of the Company and who is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of such Person's status as such to the same extent and subject to the same conditions that the Company may indemnify and pay and advance expenses to the Member, any Special Member or any Manager under this Article VIII.

         SECTION 8.04 Nonexclusivity of Rights. Subject to Section 8.01, the indemnification and advancement and payment of expenses provided by this
Article VIII:

         (a) shall not be deemed exclusive of any other rights to which the Member, a Special Member, a Manager or other Person seeking indemnification may be entitled under any statute, agreement, decision of the Member or Independent Managers, or otherwise both as to action in such Person's official capacity and as to action in another capacity while holding such office;

         (b) shall continue as to any Person who has ceased to serve in the capacity which initially entitled such Person to indemnity and advancement and payment of expenses;

         (c) shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the Member, such Special Member, such Manager or such other Person;

         (d) shall not exclude any other rights to which a Person seeking indemnification or advancement of expenses may be entitled under any agreement, decision of the Member or otherwise, for either an action of the Member, any Special Member or any Manager, officer, employee or agent in the official capacity of such Person or an action in another capacity while holding such position, except that indemnification, unless ordered by a court, may not be made to or on behalf of the Member, any Special Member or any Manager if a final adjudication established that its acts or omissions involved gross negligence and/or willful misconduct; and

      (e) shall continue for a Person who has ceased to be the Member, a Special Member or a Manager, officer, employee or agent and inures to the benefit of the successors, heirs, executors and administrators of such a Person.

       SECTION 8.05  Contract Rights. The rights granted pursuant to this
Article VIII shall be deemed to be contract rights, and no amendment, modification or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

         SECTION 8.06 Insurance. The Company may purchase and maintain insurance or other arrangement or both, at its expense, on behalf of itself or any Person who is or was serving as the Member, a Special Member or a Manager, officer, employee or agent of the Company or as an officer, employee or agent of the Member, or is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability, expense or loss, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Article VIII.

         SECTION 8.07 Savings Clause. If this Article VIII or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless the Member, each Special Member, each Manager or any other Person indemnified pursuant to this Article VIII as to costs, charges and expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

         SECTION 8.08 Other Ventures. It is expressly agreed that the Member, any Special Member, any Manager and any Affiliates, officers, directors, managers, stockholders, partners or employees of the Member, any Special Member or any Manager, may engage in other business ventures of every nature and description, whether or not in competition with the Company, independently or with others, and the Company shall not have any rights in and to any independent venture or activity or the income or profits derived therefrom.

         SECTION 8.09 Survival. The foregoing provisions of this Article VIII shall survive any termination of this Agreement.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         SECTION 9.01 Offset. Whenever the Company is to pay any sum to the Member, any amounts the Member owes the Company may be deducted from such sum before payment.

         SECTION 9.02 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering such writing to the recipient in person, by reputable overnight courier, or by facsimile transmission; and a notice, request or consent given under this Agreement shall be effective on receipt by the Person to whom sent. All notices, requests and consents to be sent to the Member shall be sent to or made to Jersey Central Power & Light Company, 76 South Main Street, Akron, Ohio 44308, Attention: Treasurer or such other address as the Member may specify by notice to the Company and the Managers. Any notice, request or consent to the Company or the Managers must be given to the Managers at the following address:
JCP&L Transition Funding LLC, 103 Foulk Road, Suite 202, Wilmington, Delaware 19803, with a copy to JCP&L Transition Funding LLC, c/o GPU Service, Inc., 76 South Main Street, Akron, Ohio 44308, Attention: Managers. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         SECTION 9.03 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by such Person of its obligations with respect to the Company shall not be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person with respect to the Company.

         SECTION 9.04 Governing Law; Severability. This Agreement shall be governed by and shall be construed in accordance with the law of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction. In the event of a direct conflict between the provisions of this Agreement and any mandatory provision of the LLC Act, then the applicable provision of the LLC Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and such provision shall be enforced to the fullest extent permitted by law.

         SECTION 9.05  No Bankruptcy Petition; No Dissolution.

         (a) Each Member, each Special Member and each Manager hereby covenants and agrees (or shall be deemed to have hereby covenanted and agreed) that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of any Series of the Transition Bonds and any other amounts owed under the Indenture, including, without limitation, any amounts owed to third-party credit enhancers, consent to, or make application for, or institute or maintain any action for, the Company to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company; provided, however, that nothing in this Section 9.05 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Company pursuant to this Agreement.

         (b) To the fullest extent permitted by law, each Member, each Special Member and each Manager hereby covenants and agrees (or shall be deemed to have hereby covenanted and agreed) that, until the termination of the Indenture and the payment in full of any Series of the Transition Bonds and any other amounts owed under the Indenture, including, without, limitation, any amounts owed to third-party credit enhancers, the Member, such Special Member and such Manager will not consent to, or make application for, or institute or maintain any action for, the dissolution of the Company under Section 18-801 or 18-802 of the LLC Act or otherwise.

         (c) In the event that the Member, any Special Member or any Manager takes action in violation of this Section 9.05, the Company agrees that it will file an answer with the court or otherwise properly contest the taking of such action and raise the defense that the Member, the Special Member or the Manager, as the case may be, has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert.

         (d) The provisions of this Section 9.05 shall survive the termination of this Agreement and the resignation, withdrawal or removal of the Member, any Special Member or any Manager. Nothing herein contained shall preclude participation by the Member, any Special Member or a Manager in assertion or defense of its claims in any such proceeding involving the Company

         SECTION 9.06 Amendment. This Agreement may not be amended, except in writing by the Member, upon prior approval of the Trustee and with prior notice to the Rating Agencies and notification from each of Moody's Investors Service, Inc. ("Moody's"), Fitch, Inc. and Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, or their respective successors, to the Company, that such amendment will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any outstanding Series or Class of Transition Bonds (except that with regard to Moody's it will be sufficient to provide ten days' written notice of the amendment).

         SECTION 9.07 Headings and Sections. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         SECTION 9.08 Binding Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Managers, in accordance with its terms. In addition, the Independent Managers shall be intended beneficiaries of this Agreement.

         SECTION 9.09 Dissolution. The Company shall be dissolved, and its affairs shall be wound up, upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or by the

LLC Act; or (ii) the entry of a decree of judicial dissolution under
Section 18-802 of the LLC Act.

         IN WITNESS WHEREOF, this Agreement is hereby executed by the undersigned as of June 11, 2002.

                                         MEMBER:

                                         JERSEY CENTRAL POWER & LIGHT
                                           COMPANY


                                         By:
                                             -----------------------------------
                                             Name:   Richard H. Marsh
                                             Title:  Senior Vice President and
                                                       Chief Financial Officer


                                         Agreed and Consented to by
                                             the Independent Managers:


                                         ---------------------------------------
                                             Name:  Mary S. Stawikey


                                         ---------------------------------------
                                             Name:  Pamela A. Jasinski

                                   SCHEDULE A

                   SCHEDULE OF CAPITAL CONTRIBUTIONS OF MEMBER



                                 COMMON INTEREST


                                                         COMMON
                                           CAPITAL      INTEREST      CAPITAL
            MEMBER'S NAME               CONTRIBUTION    PERCENTAGE    ACCOUNT
            -------------               ------------    ----------    -------
Jersey Central Power & Light Company     $1,600,000*       100%      $1,600,000

---------
*  0.50% of original principal amount of the Transition Bonds.

                                   SCHEDULE B

                         CERTIFICATE OF COMMON INTEREST
                                       OF
                          JCP&L TRANSITION FUNDING LLC
                           A LIMITED LIABILITY COMPANY
                 FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

         This Certificate is issued and shall be held subject to the provisions of the Amended and Restated Limited Liability Company Agreement of JCP&L TRANSITION FUNDING LLC, a limited liability company formed under the laws of the State of Delaware (the "Company"), dated as of June 11, 2002, as amended from time to time (the "Agreement").

         The undersigned certifies that JERSEY CENTRAL POWER & LIGHT COMPANY is the registered holder of the entire Common Interest (as defined in the Agreement) of the Company, which Common Interest shall be transferable only on the books of the Company by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate with a proper endorsement.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by one of its duly authorized officers this __ day of _____, 2002.

                                         JCP&L TRANSITION FUNDING LLC


                                         ---------------------------------------
                                         Name:
                                         Title:



                          JCP&L TRANSITION FUNDING LLC

For Value Received the undersigned hereby sells, assigns and transfers unto ____________________________________ the entire Common Interest of the Company represented by the within Certificate and does hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer said Common Interest on the books of the Company with full power of substitution in the premises.

Dated:  June 11, 2002                    JERSEY CENTRAL POWER & LIGHT COMPANY


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE C

                                    MANAGERS

Names

1.   Anthony J. Alexander

2.   H. Peter Burg

3.   Richard H. Marsh

4.   Mary S. Stawikey (Independent Manager)

5.   Pamela A. Jasinski (Independent Manager)

                                   SCHEDULE D

                                    OFFICERS

             Names                                  Office
---------------------------    ----------------------------------------

Earl T. Carey                  President

Richard H. Marsh               Senior Vice President and Chief Financial Officer

Leila L. Vespoli               Senior Vice President and General Counsel

Harvey L. Wagner               Vice President and Controller

Nancy C. Ashcom                Corporate Secretary

Thomas C. Navin                Treasurer

Paulette R. Chatman            Assistant Controller

Jeffrey R. Kalata              Assistant Controller

Randy Scilla                   Assistant Treasurer

Edward J. Udovich              Assistant Corporate Secretary


                                      D-1